Exhibit 99.2

2015 FIRST QUARTER

SUPPLEMENTAL INFORMATION

RPAI®

Retail Properties of America, Inc.

TABLE OF CONTENTS

EARNINGS RELEASE ..... i-vi

FINANCIAL SUMMARY

Condensed Consolidated Balance Sheets 1
Condensed Consolidated Statements of Operations 2
Funds From Operations, Operating FFO and Additional Information 3
Supplemental Financial Statement Detail 4
Net Operating Income 5
Capitalization 6
Unsecured Credit Facility Covenants 7
Consolidated Debt Summary 8
Summary of Indebtedness 9-10

TRANSACTION SUMMARY

Acquisitions and Dispositions 11

PORTFOLIO SUMMARY

Property Overview 12
State/Regional Summary 13
Retail Operating Portfolio Occupancy 14
Top Retail Tenants 15
Retail Leasing Activity Summary 16
Retail Lease Expirations 17

OTHER INFORMATION

Non-GAAP Financial Measures and Reconciliations 18-20

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200
Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FIRST QUARTER 2015 FINANCIAL RESULTS
Oak Brook, IL – May 4, 2015 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter ended March 31, 2015.
FINANCIAL RESULTS
For the quarter ended March 31, 2015, the Company reported:

▪	Operating Funds From Operations (Operating FFO) of $62.3 million, or $0.26 per share, compared to $63.0 million, or $0.27 per share, for the same period in 2014;

▪	Funds From Operations (FFO) of $60.5 million, or $0.26 per share, compared to $65.7 million, or $0.28 per share, for the same period in 2014; and

▪	Net income attributable to common shareholders of $10.7 million, or $0.05 per share, compared to $11.8 million, or $0.05 per share, for the same period in 2014.
OPERATING RESULTS
For the quarter ended March 31, 2015, the Company’s portfolio results were as follows:

▪
4.9% increase in same store net operating income (NOI) over the comparable period in 2014, based on same store occupancy of 94.2% at March 31, 2015, up 50 basis points from 93.7% at March 31, 2014 and down 100 basis points from 95.2% at December 31, 2014;

▪
Total portfolio percent leased, including leases signed but not commenced: 94.7% at March 31, 2015, up 10 basis points from 94.6% at March 31, 2014 and down 90 basis points from 95.6% at December 31, 2014;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.5% at March 31, 2015, up 20 basis points from 94.3% at March 31, 2014 and down 90 basis points from 95.4% at December 31, 2014;

▪	765,000 square feet of retail leasing transactions comprised of 139 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 7.1%.
“We are pleased to report another solid quarter of operational and transactional results while also executing on remerchandising opportunities in order to drive long term value. We believe our strong start to the year, combined with today’s favorable leasing environment, further strengthens our ability to successfully execute on our 2015 strategic initiatives,” stated Steve Grimes, president and chief executive officer.
REMERCHANDISING UPDATE
The Company now expects to remerchandise 15 anchor locations within the 2015 same store portfolio, representing approximately 537,000 square feet of gross leasable area. During the quarter, tenants in nine of these locations vacated, representing approximately 245,000 square feet. Year to date, the Company has re-leased three of these locations, representing approximately 83,000 square feet. The Company continues to expect that the weighted average re-leasing spread for the 15 anchor locations will be in the mid-single digit range, with weighted average downtime of approximately 12 months.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

INVESTMENT ACTIVITY
Acquisitions
During the quarter, the Company completed $323.3 million of previously announced acquisitions, including Downtown Crown, Merrifield Town Center and Fort Evans Plaza II, located in the Washington, D.C. Metropolitan Statistical Area (“MSA”) and Cedar Park Town Center located in the Austin MSA. Additionally, the Company acquired a land parcel at one of its existing power centers, Lake Worth Towne Crossing, located in the Dallas MSA, for a gross purchase price of $0.4 million. The land parcel is expected to be developed into a multi-tenant retail building consisting of 15,000 square feet, which has been leased to Ulta Beauty and Maurices.
Subsequent to quarter end, the Company closed on the previously announced acquisition of Tysons Corner (“Tysons”) in the Washington, D.C. MSA for a gross purchase price of $31.6 million. Tysons is comprised of 38,000 square feet and is anchored by Golfsmith, with national fast-casual restaurant offerings including Chipotle, Chick-fil-A and Roti. The property sits in an affluent and dense trade area and is adjacent to the Silver Line Metrorail.
As previously announced, the Company entered into a purchase agreement to acquire a grocery-anchored shopping center located in the Seattle MSA for a gross purchase price of $18.0 million. The Company has also entered into a purchase agreement to acquire an outparcel at one of its lifestyle centers, Southlake Town Square, located in the Dallas MSA, for a gross purchase price of $8.4 million. The newly constructed building is occupied by Trader Joe’s. These transactions are expected to close during the second quarter of 2015, subject to satisfaction of customary closing conditions.
Year-to-date, the Company has completed or announced $381.7 million of strategically located, unencumbered acquisitions in the Washington, D.C., Seattle, Austin and Dallas MSAs, strengthening its multi-tenant retail footprint in these markets by 859,000 square feet. These properties possess strong demographic profiles, with weighted average household income of $136,000 and weighted average population of 104,000 within a three-mile radius.
Dispositions
During the quarter, the Company completed $36.3 million of dispositions, which included the sale of one non-strategic multi-tenant retail asset for $19.1 million and one office asset for $17.2 million, both of which were classified as held for sale as of December 31, 2014. Subsequent to quarter end, the Company sold two office assets for $10.8 million, one of which was classified as held for sale as of March 31, 2015.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
Senior Unsecured Notes
During the quarter, the Company completed a public offering of $250 million in aggregate principal amount of its 4.00% senior unsecured notes due 2025 (the “Notes”). The Notes were priced at 99.526% of the principal amount to yield 4.058% to maturity. The proceeds were used to repay a portion of the Company’s unsecured revolving line of credit in anticipation of the repayment of future secured debt maturities.
During the quarter, the Company repaid $67.3 million of mortgage debt at maturity, excluding amortization, with a weighted average interest rate of 6.39%. In addition, the Company defeased $9.8 million of mortgage debt with an interest rate of 7.50%.

As of March 31, 2015, the Company had $2.5 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 6.4x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.7x versus 5.8x and 6.1x, respectively, as of December 31, 2014. The increase in these ratios during the first quarter was the result of the relative timing of the Company’s 2015 investment activity. Consolidated indebtedness had a weighted average contractual interest rate of 4.84% and a weighted average maturity of 4.7 years.
GUIDANCE
The Company is maintaining its 2015 Operating FFO guidance of $0.97 to $1.01 per share. The Company is revising its 2015 same store NOI growth guidance to 0.5% to 2.0% from 0.0% to 2.0%.
DIVIDEND
On April 27, 2015, the Company’s Board of Directors declared the second quarter 2015 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning April 1, 2015, which will be paid on June 30, 2015 to preferred shareholders of record on June 19, 2015.
On April 27, 2015, the Company’s Board of Directors also declared the second quarter 2015 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock, which will be paid on July 10, 2015 to Class A common shareholders of record on June 26, 2015.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast on Tuesday, May 5, 2015 at 11:00 AM EDT, to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (EDT) on May 5, 2015 until midnight (EDT) on May 19, 2015. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13604569.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of March 31, 2015, the Company owned 212 retail operating properties representing 31.3 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.

SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, market price of the Company’s common stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, interest rates and operating costs, rental rates and/or vacancy rates, risks generally associated with real estate acquisitions, dispositions and redevelopment activity, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to effectively manage growth, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations as well as adjustments for unconsolidated joint ventures in which the reporting entity holds an interest. The Company has adopted the NAREIT definition in its computation of FFO. The Company believes that, subject to the following limitations, FFO provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. FFO does not represent an alternative to “Net Income” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO, which is defined as FFO excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of the Company’s core business platform, its real estate operating portfolio. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, actual or anticipated settlement of litigation involving the Company, and impairment charges to write down the carrying value of assets other than depreciable real estate, which are otherwise excluded from the Company's calculation of FFO. The Company believes that Operating FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO does not represent an alternative to “Net Income” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports same store NOI. The Company defines NOI as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). Same Store NOI represents NOI from the Company’s same store portfolio consisting of 201 operating properties acquired or placed in service and stabilized prior to January 1, 2014. NOI from Other Investment Properties represents NOI primarily from properties acquired during 2014 and 2015, the Company’s development properties, two properties where the Company has begun activities in anticipation of future redevelopment, one property that was impaired below its debt balance during 2014, the investment properties that were sold or held for sale in 2014 and 2015 that did not qualify for discontinued operations treatment and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company’s acquisition of the fee interest during 2014. In addition, the financial results reported in Other Investment Properties for the three months ended March 31, 2015 include the net income from the Company's wholly-owned captive insurance company, which was formed on December 1, 2014, and the financial results reported in Other Investment Properties for the three months ended March 31, 2014 include the historical intercompany elimination related to the Company's former insurance captive unconsolidated joint venture investment, in which the Company terminated its participation effective December 1, 2014. For the three months ended March 31, 2014, the historical captive insurance expense related to the Company’s portfolio was recorded in equity in loss of unconsolidated joint ventures, net. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. The Company believes that Same Store NOI and NOI from Other Investment Properties are useful measures of the Company’s operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, the Company’s NOI metrics may not be comparable to other REITs. The Company believes that these metrics provide an operating perspective not immediately apparent from operating income or net income attributable to common shareholders as defined within GAAP. The Company uses these metrics to evaluate its performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as an alternative measure of our financial performance.
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare its performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. The Company’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA represents (i) the Company’s total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) the Company’s total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP - Finance
Retail Properties of America, Inc.
(630) 634-4233

v

Retail Properties of America, Inc.
FFO and Operating FFO Guidance

	Per Share Guidance Range Full Year 2015
	Low	High

Net income attributable to common shareholders	$0.54	$0.58
Depreciation and amortization	0.90	0.90
Provision for impairment of investment properties	—	—
Gain on sales of investment properties	(0.55)	(0.55)
FFO	$0.89	$0.93

Impact on earnings from the early extinguishment of debt, net	0.08	0.08
Provision for hedge ineffectiveness	—	—
Other	—	—
Operating FFO	$0.97	$1.01

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	March 31, 2015	December 31, 2014
Assets
Investment properties:
Land	$1,297,067	$1,195,369
Building and other improvements	4,652,456	4,442,446
Developments in progress	42,983	42,561
	5,992,506	5,680,376
Less accumulated depreciation	(1,411,423)	(1,365,471)
Net investment properties	4,581,083	4,314,905

Cash and cash equivalents	64,895	112,292
Accounts and notes receivable (net of allowances of $7,660 and $7,497, respectively)	77,937	86,013
Acquired lease intangible assets, net	151,437	125,490
Assets associated with investment properties held for sale	5,041	33,640
Other assets, net	112,817	131,520
Total assets	$4,993,210	$4,803,860

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $3,218 and $3,972, respectively, and unamortized discount of $(342) and $(470), respectively)	$1,560,956	$1,634,465
Unsecured notes payable, net (includes unamortized discount of $(1,178) and $0, respectively)	498,822	250,000
Unsecured term loan	450,000	450,000
Unsecured revolving line of credit	35,000	—
Accounts payable and accrued expenses	54,563	61,129
Distributions payable	39,284	39,187
Acquired lease intangible liabilities, net	117,502	100,641
Liabilities associated with investment properties held for sale	320	8,203
Other liabilities	75,575	70,860
Total liabilities	2,832,022	2,614,485

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of March 31, 2015 and December 31, 2014; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 237,186 and 236,602 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	237	237
Additional paid-in capital	4,923,342	4,922,864
Accumulated distributions in excess of earnings	(2,763,258)	(2,734,688)
Accumulated other comprehensive loss	(632)	(537)
Total shareholders' equity	2,159,694	2,187,881
Noncontrolling interests	1,494	1,494
Total equity	2,161,188	2,189,375
Total liabilities and equity	$4,993,210	$4,803,860

1st Quarter 2015 Supplemental Information	1

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues:
Rental income	$119,788	$117,531
Tenant recovery income	31,300	29,748
Other property income	2,109	1,912
Total revenues	153,197	149,191

Expenses:
Property operating expenses	25,695	26,526
Real estate taxes	20,510	18,414
Depreciation and amortization	54,676	53,830
Provision for impairment of investment properties	—	394
General and administrative expenses	10,992	8,450
Total expenses	111,873	107,614

Operating income	41,324	41,577

Gain on extinguishment of other liabilities	—	4,258
Equity in loss of unconsolidated joint ventures, net	—	(778)
Interest expense	(34,045)	(31,863)
Other income, net	1,225	427
Income from continuing operations	8,504	13,621

Discontinued operations:
Loss, net	—	(148)
Gain on sales of investment properties	—	655
Income from discontinued operations	—	507
Gain on sales of investment properties	4,572	—
Net income	13,076	14,128
Net income attributable to the Company	13,076	14,128
Preferred stock dividends	(2,362)	(2,362)
Net income attributable to common shareholders	$10,714	$11,766

Earnings per common share - basic and diluted
Continuing operations	$0.05	$0.05
Discontinued operations	—	—
Net income per common share attributable to common shareholders	$0.05	$0.05

Weighted average number of common shares outstanding - basic	236,250	236,151

Weighted average number of common shares outstanding - diluted	236,253	236,153

1st Quarter 2015 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO), Operating FFO and Additional Information
(amounts in thousands, except per share amounts and percentages)
(unaudited)

FFO and Operating FFO (a) (b)
	Three Months Ended March 31,
	2015	2014

Net income attributable to common shareholders	$10,714	$11,766
Depreciation and amortization	54,401	54,243
Provision for impairment of investment properties	—	394
Gain on sales of investment properties	(4,572)	(655)
FFO	$60,543	$65,748

FFO per common share outstanding	$0.26	$0.28

FFO	$60,543	$65,748
Impact on earnings from the early extinguishment of debt, net	2,786	1,680
Provision for hedge ineffectiveness	(25)	(13)
Gain on extinguishment of other liabilities	—	(4,258)
Other (c)	(1,000)	(115)
Operating FFO	$62,304	$63,042

Operating FFO per common share outstanding	$0.26	$0.27

Weighted average number of common shares outstanding - basic	236,250	236,151
Dividends declared per common share	$0.165625	$0.165625

Additional Information
Lease-related expenditures (d)
Same store	$7,721	$6,933
Other investment properties	$1,869	$1,358
Pro rata share of unconsolidated joint ventures	$—	$22

Capital expenditures (e)
Same store	$2,678	$3,350
Other investment properties	$217	$188
Discontinued operations	$—	$6
Pro rata share of unconsolidated joint ventures	$—	$4

Straight-line rental income, net (b)	$1,012	$1,951
Amortization of above and below market lease intangibles and lease inducements (b)	$262	$381
Non-cash ground rent expense (b) (f)	$794	$882

(a)	Refer to page 18 for definitions of FFO and Operating FFO.

(b)
Results for the three months ended March 31, 2014 include amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures. All of our unconsolidated joint venture arrangements were dissolved prior to December 31, 2014.

(c)	Consists of settlement and easement proceeds, which are included in "Other income, net" in the condensed consolidated statements of operations.

(d)	Consists of payments for tenant improvements, lease commissions and lease inducements and excludes developments in progress.

(e)	Consists of payments for building, site and other improvements and excludes developments in progress.

(f)	Includes amortization of acquired ground lease intangibles.

1st Quarter 2015 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	March 31, 2015	December 31, 2014
Accounts and Notes Receivable
Accounts and notes receivable (net of allowances of $6,853 and $6,639, respectively)	$24,243	$33,349
Straight-line receivables (net of allowances of $807 and $858, respectively)	53,694	52,664
Total	$77,937	$86,013

Other Assets, net
Deferred costs, net	$45,519	$44,588
Restricted cash and escrows	40,828	58,469
Other assets, net	26,470	28,463
Total	$112,817	$131,520

Other Liabilities
Unearned income	$23,982	$21,823
Straight-line ground rent liability	32,454	31,519
Fair value of derivatives	632	562
Other liabilities	18,507	16,956
Total	$75,575	$70,860

Developments in Progress
Active developments	$3,445	$3,081
Property available for future development	39,538	39,480
Total	$42,983	$42,561

Supplemental Statements of Operations Detail
	Three Months Ended March 31,
	2015	2014
Rental Income
Base rent	$116,997	$113,573
Percentage and specialty rent	1,517	1,661
Straight-line rent	1,012	1,943
Amortization of above and below market lease intangibles and lease inducements	262	354
Total	$119,788	$117,531

Other Property Income
Lease termination income	$134	$130
Other property income	1,975	1,782
Total	$2,109	$1,912

Property Operating Expense Supplemental Information
Bad Debt Expense	$982	$516
Non-Cash Ground Rent Expense (a)	$794	$882

General and Administrative Expense Supplemental Information
Acquisition Costs	$911	$98
Non-Cash Amortization of Stock-based Compensation	$1,310	$550

Additional Supplemental Information
Capitalized Internal Leasing Incentives	$134	$—
Capitalized Interest	$—	$—
Management Fee Income from Joint Ventures (b)	$—	$211

(a)	Includes amortization of acquired ground lease intangibles.

(b)	Included in "Other income, net" in the condensed consolidated statements of operations.

1st Quarter 2015 Supplemental Information	4

Retail Properties of America, Inc.
Net Operating Income (NOI)
(amounts in thousands)
(unaudited)

Same store portfolio (a)
	March 31,
	2015	2014	Change

Occupancy	94.2%	93.7%	0.5%

Percent leased (b)	95.5%	95.1%	0.4%

Same store NOI (c)
	Three Months Ended March 31,
	2015	2014	Change

Operating revenues
Rental income	$104,691	$101,634
Tenant recovery income	26,891	26,268
Other property income	1,041	839
	132,623	128,741
Operating expenses
Property operating expenses	19,639	21,616
Bad debt expense	679	367
Real estate taxes	17,726	16,564
	38,044	38,547

Same store NOI	$94,579	$90,194	4.9%
NOI from other investment properties	11,799	12,537
Total NOI from continuing operations	$106,378	$102,731	3.6%

(a)
Consists of 201 properties, excludes properties acquired during 2014 and 2015, our development properties, two properties where we have begun activities in anticipation of future redevelopment, one property that was impaired below its debt balance during 2014 and investment properties sold or classified as held for sale during 2014 and 2015.

(b)	Includes leases signed but not commenced.

(c)
NOI is defined as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). Same store NOI excludes the historical ground rent expense related to an existing same store property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during 2014. Same store NOI also excludes the net income from our wholly-owned captive insurance company for the three months ended March 31, 2015, as well as the historical intercompany expense elimination for the three months ended March 31, 2014 related to our former insurance captive unconsolidated joint venture investment, in which we terminated our participation effective December 1, 2014. Refer to pages 18 - 20 for definitions and reconciliations of non-GAAP financial measures.

1st Quarter 2015 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(amounts in thousands, except ratios)

Capitalization Data
	March 31, 2015	December 31, 2014
Equity Capitalization
Common stock shares outstanding	237,186	236,602
Common share price	$16.03	$16.69
	3,802,092	3,948,887
Series A preferred stock	135,000	135,000
Total equity capitalization	$3,937,092	$4,083,887

Debt Capitalization
Mortgages payable	$1,558,080	$1,630,963
Mortgages payable associated with investment properties held for sale	—	8,075
Premium, net of accumulated amortization	3,218	3,972
Discount, net of accumulated amortization	(342)	(470)
Total mortgage debt, net	1,560,956	1,642,540

Unsecured notes payable	500,000	250,000
Discount, net of accumulated amortization	(1,178)	—
Total unsecured notes payable, net	498,822	250,000

Unsecured term loan	450,000	450,000
Unsecured revolving line of credit	35,000	—

Total debt capitalization	$2,544,778	$2,342,540

Total capitalization at end of period	$6,481,870	$6,426,427

Reconciliation of Debt to Total Net Debt

	March 31, 2015	December 31, 2014

Total consolidated debt	$2,544,778	$2,342,540
Less: consolidated cash and cash equivalents	(64,895)	(112,292)
Total net debt	$2,479,883	$2,230,248
Adjusted EBITDA (a) (b)	$388,900	$385,268
Net Debt to Adjusted EBITDA	6.4x	5.8x
Net Debt and Preferred Stock to Adjusted EBITDA	6.7x	6.1x

(a)	For purposes of these ratio calculations, annualized three months ended figures were used.

(b)	Refer to pages 18 - 20 for definitions and reconciliations of non-GAAP financial measures.

1st Quarter 2015 Supplemental Information	6

Retail Properties of America, Inc.
Covenants
(amounts in thousands, except percentages and ratios)

Unsecured Credit Facility and Series A and B Notes (a)
	Covenant		March 31, 2015

Leverage ratio (b)	< 60.0%	(b)	41.8%

Secured leverage ratio (b)	< 45.0%	(b)	25.6%

Fixed charge coverage ratio (c)	> 1.50x		2.3x

Interest coverage ratio (d)	> 1.50x		2.8x

Unencumbered leverage ratio (b)	< 60.0%	(b)	34.2%

Unencumbered interest coverage ratio	> 1.75x		7.0x

4.00% Notes (e)
	Covenant	March 31, 2015

Leverage ratio (f)	< 60.0%	40.2%

Secured leverage ratio (f)	< 40.0%	24.6%

Debt service coverage ratio (g)	> 1.50x	2.9x

Unencumbered assets to unsecured debt ratio	> 150%	314%

(a)
For a complete listing of all covenants related to our Unsecured Credit Facility (comprised of the unsecured term loan and unsecured revolving line of credit) as well as covenant definitions, refer to the Third Amended and Restated Credit Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K, dated May 13, 2013. For a complete listing of all covenants related to our 4.12% Series A senior notes due 2021 and 4.58% Series B senior notes due 2024 (collectively, Series A and B notes) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K, dated May 22, 2014.

(b)	Based upon a capitalization rate of 7.25%.

(c)	Applies only to our Unsecured Credit Facility. This ratio is based upon consolidated debt service, including interest expense, principal amortization and preferred dividends declared.

(d)	Applies only to our Series A and B notes.

(e)
For a complete listing of all covenants related to our 4.00% senior notes due 2025 (4.00% notes) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to our Current Report on Form 8-K, dated March 12, 2015.

(f)	Based upon the book value of Total Assets as defined in the First Supplemental Indenture.

(g)
Based upon interest expense and excludes principal amortization and preferred dividends declared. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

1st Quarter 2015 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of March 31, 2015
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate (a)	WA Years to Maturity

Fixed rate mortgages payable (b)	$1,542,858	6.01%	3.9 years
Variable rate construction loan	15,222	2.44%	0.6 years
Total mortgages payable	1,558,080	5.97%	3.9 years

Unsecured notes payable:
Senior notes - 4.12% Series A due 2021	100,000	4.12%	6.3 years
Senior notes - 4.58% Series B due 2024	150,000	4.58%	9.3 years
Senior notes - 4.00% due 2025	250,000	4.00%	10.0 years
Total unsecured notes payable (b)	500,000	4.20%	9.0 years

Unsecured credit facility:
Fixed rate portion of term loan (c)	300,000	1.99%	3.1 years
Variable rate portion of term loan	150,000	1.63%	3.1 years
Variable rate revolving line of credit	35,000	1.68%	2.1 years
Total unsecured credit facility	485,000	1.86%	3.0 years

Total consolidated indebtedness	$2,543,080	4.84%	4.7 years

Consolidated Debt Maturity Schedule as of March 31, 2015

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate	WA Rates on Variable Debt (d)	Total	% of Total	WA Rates on Total Debt (a)

2015	$305,135	5.39%	$15,222	2.44%	$320,357	12.6%	5.25%
2016	67,703	5.06%	—	—	67,703	2.7%	5.06%
2017	321,090	5.53%	35,000	1.68%	356,090	14.0%	5.15%
2018	312,376	2.18%	150,000	1.63%	462,376	18.2%	2.00%
2019	501,308	7.50%	—	—	501,308	19.7%	7.50%
2020	22,672	7.52%	—	—	22,672	0.9%	7.52%
2021	122,304	4.27%	—	—	122,304	4.8%	4.27%
2022	216,171	4.87%	—	—	216,171	8.5%	4.87%
2023	30,739	4.15%	—	—	30,739	1.2%	4.15%
2024	150,680	4.58%	—	—	150,680	5.9%	4.58%
Thereafter	292,680	4.10%	—	—	292,680	11.5%	4.10%
Total	$2,342,858	5.11%	$200,222	1.70%	$2,543,080	100.0%	4.84%

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of March 31, 2015, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.99%.

(b)
Fixed rate mortgages payable amounts exclude mortgage premium of $3,218 and discount of $(342), net of accumulated amortization, that was outstanding as of March 31, 2015. Unsecured notes payable amounts exclude discount of $(1,178), net of accumulated amortization, that was outstanding as of March 31, 2015. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(c)
$300,000 of the term loan has been swapped to a fixed rate of 0.54% plus a margin based on a leverage grid ranging from 1.45% to 2.00% through February 24, 2016. The applicable margin was 1.45% as of March 31, 2015.

(d)	Represents interest rates as of March 31, 2015.

1st Quarter 2015 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of March 31, 2015
(dollar amounts in thousands)

Property Name	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 3/31/2015
Consolidated Indebtedness
Ashland & Roosevelt	09/01/15	6.39%		Fixed	Secured	$7,882
Montecito Crossing	09/01/15	5.90%		Fixed	Secured	16,445
Huebner Oaks Center	09/05/15	5.75%		Fixed	Secured	36,497
John's Creek Village	10/01/15	5.17%		Fixed	Secured	21,021
Pool #7 (3 properties)	11/01/15	6.39%		Fixed	Secured	21,780
The Orchard	11/01/15	6.39%		Fixed	Secured	11,626
Green Valley Crossing	11/02/15	2.44%	(b)	Variable	Secured	15,222
Jefferson Commons	12/01/15	5.14%		Fixed	Secured	56,500
King Philip's Crossing	12/01/15	6.39%		Fixed	Secured	10,263
Rite Aid (Eckerds) portfolio (22 properties)	12/11/15	4.91%		Fixed	Secured	53,106
New York Life portfolio (3 properties)	12/31/15	4.75%		Fixed	Secured	58,938
HQ Building	01/01/16	6.39%		Fixed	Secured	9,037
Cypress Mill Plaza	02/01/16	4.26%		Fixed	Secured	8,267
MacArthur Crossing	07/01/16	7.30%		Fixed	Secured	6,759
Heritage Towne Crossing	09/30/16	4.52%		Fixed	Secured	8,070
Oswego Commons	12/01/16	3.35%		Fixed	Secured	21,000
The Gateway	04/01/17	6.57%		Fixed	Secured	95,493
Southlake Grand Ave.	04/01/17	3.50%		Fixed	Secured	56,630
Southlake Town Square	04/01/17	6.25%		Fixed	Secured	84,235
Central Texas Marketplace	04/11/17	5.46%		Fixed	Secured	45,387
Coppell Town Center	05/01/17	3.53%		Fixed	Secured	10,730
Lincoln Park	12/01/17	4.05%		Fixed	Secured	25,919
Corwest Plaza	04/01/19	7.25%		Fixed	Secured	14,432
Dorman Center	04/01/19	7.70%		Fixed	Secured	20,501
Shops at Park Place	05/01/19	7.48%		Fixed	Secured	7,759
Shoppes of New Hope	06/01/19	7.75%		Fixed	Secured	3,530
Village Shoppes at Simonton	06/01/19	7.75%		Fixed	Secured	3,259
Plaza at Marysville	09/01/19	8.00%		Fixed	Secured	8,949
Forks Town Center	10/01/19	7.70%		Fixed	Secured	8,175
IW JV 2009 portfolio (53 properties)	12/01/19	7.50%		Fixed	Secured	460,078
Eastwood Towne Center (c)	05/01/20	8.00%		Fixed	Secured	21,757	(c)
Sawyer Heights Village	07/01/21	5.00%		Fixed	Secured	18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%		Fixed	Secured	1,193
Commons at Temecula	03/01/22	4.74%		Fixed	Secured	25,665
Gardiner Manor Mall	03/01/22	4.95%		Fixed	Secured	35,760
Peoria Crossings	04/01/22	4.82%		Fixed	Secured	24,131
Southlake Corners	04/01/22	4.89%		Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%		Fixed	Secured	35,000
Town Square Plaza	04/01/22	4.82%		Fixed	Secured	16,815
Village Shoppes at Gainesville	04/01/22	4.25%		Fixed	Secured	20,000
Reisterstown Road Plaza	06/01/22	5.25%		Fixed	Secured	46,250
Gateway Village	01/01/23	4.14%		Fixed	Secured	36,205
Greensburg Commons	03/01/26	4.83%		Fixed	Secured	10,250
Home Depot Plaza	12/01/26	4.82%		Fixed	Secured	10,750
Northgate North	06/01/27	4.50%		Fixed	Secured	27,169
Subtotal						$1,558,080
Mortgage premium						3,218
Mortgage discount						(342)
Mortgages payable, net						$1,560,956

1st Quarter 2015 Supplemental Information	9

Retail Properties of America, Inc.
Summary of Indebtedness as of March 31, 2015
(dollar amounts in thousands)

Property Name	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 3/31/2015

Senior notes - 4.12% Series A due 2021	06/30/21	4.12%		Fixed	Unsecured	$100,000
Senior notes - 4.58% Series B due 2024	06/30/24	4.58%		Fixed	Unsecured	150,000
Senior notes - 4.00% due 2025	03/15/25	4.00%		Fixed	Unsecured	250,000
Subtotal						500,000
Discount						(1,178)
Unsecured notes payable, net						498,822

Term loan	05/11/18	1.99%	(d)	Fixed	Unsecured	300,000
Term loan	05/11/18	1.63%		Variable	Unsecured	150,000
Revolving line of credit	05/12/17	1.68%		Variable	Unsecured	35,000
Unsecured credit facility						485,000

Total consolidated indebtedness						$2,544,778

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of March 31, 2015, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.99%.

(b)	The construction loan bears interest at a floating rate of LIBOR + 2.25%.

(c)	This mortgage was repaid subsequent to March 31, 2015.

(d)
$300,000 of the term loan has been swapped to a fixed rate of 0.54% plus a margin based on a leverage grid ranging from 1.45% to 2.00% through February 24, 2016. The applicable margin was 1.45% as of March 31, 2015.

1st Quarter 2015 Supplemental Information	10

Retail Properties of America, Inc.
Acquisitions and Dispositions for the Three Months Ended March 31, 2015
(amounts in thousands, except square footage amounts)

Property Name	Acquisition Date	Property Type	Gross Leasable Area (GLA)	Purchase Price	Mortgage Debt
Acquisitions:
Downtown Crown	January 8, 2015	Multi-tenant retail	258,000	$162,785	$—
Merrifield Town Center	January 23, 2015	Multi-tenant retail	85,000	56,500	—
Fort Evans Plaza II	January 23, 2015	Multi-tenant retail	229,000	65,000	—
Cedar Park Town Center	February 19, 2015	Multi-tenant retail	179,000	39,057	—
Lake Worth Towne Crossing - Parcel (a)	March 24, 2015	Land parcel	—	400	—

		Total acquisitions	751,000	$323,742	$—

Property Name	Disposition Date	Property Type	GLA	Consideration	Mortgage Debt
Dispositions:
Aon Hewitt East Campus	January 20, 2015	Single-user office	343,000	$17,233	$—
Promenade at Red Cliff	February 27, 2015	Multi-tenant retail	94,500	19,050	9,775	(b)

		Total dispositions	437,500	$36,283	$9,775

(a)	We acquired a parcel at Lake Worth Towne Crossing, an existing wholly-owned multi-tenant retail operating property. As a result, the total number of properties in our portfolio was not affected.

(b)	We defeased $9,775 of the IW JV 2009 portfolio of mortgages payable to unencumber Promenade at Red Cliff in conjunction with its disposition.

1st Quarter 2015 Supplemental Information	11

Retail Properties of America, Inc.
Property Overview as of March 31, 2015
(dollar amounts and square footage in thousands)

Total Operating Portfolio (a):

Property Type/Region	Number of Properties	GLA	% of Total GLA (b)	Occupancy	% Leased Including Signed	Annualized Base Rent (ABR)	% of Total ABR (b)	ABR per Occupied Sq. Ft.
Retail:
North	73	9,778	31.3%	94.2%	95.4%	$151,134	33.1%	$16.41
East	53	7,238	23.1%	95.2%	96.7%	89,793	19.6%	13.03
West	32	6,551	20.9%	91.7%	93.4%	94,813	20.8%	15.78
South	54	7,710	24.7%	90.7%	92.4%	120,928	26.5%	17.29
Total - Retail	212	31,277	100.0%	93.0%	94.5%	456,668	100.0%	15.70

Office	4	1,033		100.0%	100.0%	12,731		12.32

Total Operating Portfolio	216	32,310		93.3%	94.7%	$469,399		$15.57

(a)	Excludes one single-user office property classified as held for sale as of March 31, 2015.

(b)	Percentages are only provided for our retail operating portfolio.

1st Quarter 2015 Supplemental Information	12

Retail Properties of America, Inc.
State/Regional Summary as of March 31, 2015
(dollar amounts and square footage in thousands)

Total Operating Portfolio (a):
Property Type/Region	Number of Properties	GLA	% of Total GLA (b)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (b)	ABR per Occupied Sq. Ft.
Retail
North
Connecticut	5	449	1.4%	98.7%	98.7%	$7,541	1.7%	$17.02
Indiana	3	477	1.5%	91.6%	92.1%	4,286	0.9%	9.81
Maine	1	190	0.6%	93.5%	95.9%	1,517	0.3%	8.54
Maryland	9	2,558	8.2%	88.5%	89.9%	38,295	8.4%	16.92
Massachusetts	2	643	2.0%	99.0%	99.0%	7,289	1.6%	11.45
Michigan	2	468	1.5%	96.1%	96.1%	8,437	1.9%	18.76
New Jersey	1	158	0.5%	100.0%	100.0%	1,576	0.3%	9.97
New York	32	2,116	6.8%	98.5%	98.9%	43,843	9.6%	21.04
Ohio	3	408	1.3%	79.5%	91.9%	2,591	0.6%	7.99
Pennsylvania	8	1,157	3.7%	98.0%	98.0%	14,028	3.1%	12.37
Rhode Island	3	271	0.9%	91.2%	98.1%	3,728	0.8%	15.08
Vermont	1	489	1.6%	96.6%	96.6%	8,311	1.8%	17.59
Virginia	3	394	1.3%	97.1%	97.1%	9,692	2.1%	25.33
Subtotal - North	73	9,778	31.3%	94.2%	95.4%	151,134	33.1%	16.41

East
Alabama	5	362	1.2%	100.0%	100.0%	4,775	1.1%	13.19
Florida	11	1,387	4.4%	92.7%	96.5%	19,744	4.3%	15.36
Georgia	11	1,818	5.8%	95.9%	96.0%	22,227	4.9%	12.75
Missouri	5	812	2.6%	87.6%	93.9%	8,277	1.8%	11.64
North Carolina	3	681	2.2%	99.6%	99.6%	7,451	1.6%	10.99
South Carolina	11	1,268	4.0%	97.2%	97.5%	15,164	3.3%	12.30
Tennessee	6	602	1.9%	95.9%	96.1%	6,907	1.5%	11.96
Virginia	1	308	1.0%	96.7%	96.7%	5,248	1.1%	17.62
Subtotal - East	53	7,238	23.1%	95.2%	96.7%	89,793	19.6%	13.03

West
Arizona	3	632	2.0%	92.1%	98.3%	9,927	2.2%	17.05
California	8	1,235	3.9%	95.8%	97.5%	23,169	5.1%	19.58
Colorado	2	475	1.5%	93.5%	93.5%	5,270	1.1%	11.87
Illinois	6	963	3.1%	90.6%	92.4%	15,584	3.4%	17.86
Kansas	1	236	0.8%	95.2%	95.2%	2,267	0.5%	10.09
Montana	1	162	0.5%	100.0%	100.0%	2,014	0.4%	12.43
Nevada	3	607	1.9%	87.9%	92.4%	9,380	2.1%	17.58
New Mexico	1	224	0.7%	99.4%	99.4%	3,603	0.8%	16.18
Utah	1	623	2.0%	78.5%	78.8%	5,797	1.3%	11.85
Washington	6	1,394	4.5%	92.9%	93.1%	17,802	3.9%	13.75
Subtotal - West	32	6,551	20.9%	91.7%	93.4%	94,813	20.8%	15.78

South
Louisiana	2	176	0.6%	99.1%	99.1%	1,938	0.4%	11.11
Oklahoma	6	164	0.5%	100.0%	100.0%	2,426	0.5%	14.79
Texas	46	7,370	23.6%	90.3%	92.1%	116,564	25.6%	17.51
Subtotal - South	54	7,710	24.7%	90.7%	92.4%	120,928	26.5%	17.29

Total - Retail	212	31,277	100.0%	93.0%	94.5%	456,668	100.0%	15.70

Office	4	1,033		100.0%	100.0%	12,731		12.32

Total Operating Portfolio	216	32,310		93.3%	94.7%	$469,399		$15.57

(a)	Excludes one single-user office property classified as held for sale as of March 31, 2015.

(b)	Percentages are only provided for our retail operating portfolio.

1st Quarter 2015 Supplemental Information	13

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of March 31, 2015
(square footage in thousands)

Total Retail Operating Portfolio:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	73	9,778	94.2%	5,978	99.2%	1,641	93.2%	900	88.6%	1,259	76.0%
East	53	7,238	95.2%	3,999	98.1%	1,375	97.3%	646	93.6%	1,218	84.0%
West	32	6,551	91.7%	3,282	96.6%	1,372	94.4%	745	80.9%	1,152	81.6%
South	54	7,710	90.7%	3,349	93.8%	1,431	89.2%	1,105	91.2%	1,825	85.8%
Total	212	31,277	93.0%	16,608	97.3%	5,819	93.5%	3,396	88.7%	5,454	82.3%

Total - % Leased including Signed	212	31,277	94.5%	16,608	98.5%	5,819	95.3%	3,396	91.2%	5,454	83.8%

1st Quarter 2015 Supplemental Information	14

Retail Properties of America, Inc.
Top Retail Tenants as of March 31, 2015
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in our retail operating portfolio based on ABR as of March 31, 2015. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	Occupied GLA	% of Occupied GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.

Best Buy Co., Inc.	Best Buy, Pacific Sales	24	953	3.3%	$13,915	3.0%	$14.60

Ahold U.S.A. Inc.	Giant Foods, Stop & Shop, Martin's	11	675	2.3%	13,275	2.9%	19.67

The TJX Companies Inc.	HomeGoods, Marshalls, TJ Maxx	44	1,285	4.4%	12,204	2.7%	9.50

Ross Stores, Inc.		37	1,087	3.7%	12,113	2.7%	11.14

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, The Christmas Tree Shops, Cost Plus World Market	28	741	2.5%	10,044	2.2%	13.55

PetSmart, Inc.		31	645	2.2%	9,553	2.1%	14.81

Rite Aid Corporation		31	387	1.3%	9,356	2.0%	24.18

AB Acquisition LLC	Safeway, Jewel-Osco, Shaw's Supermarkets, Tom Thumb	13	592	2.0%	8,299	1.8%	14.02

The Home Depot, Inc.	Home Depot, Home Decorators	9	1,003	3.4%	7,845	1.7%	7.82

Regal Entertainment Group	Edwards Cinema	2	219	0.8%	6,911	1.5%	31.56

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	25	564	1.9%	6,664	1.5%	11.82

The Sports Authority, Inc.		12	535	1.8%	6,549	1.4%	12.24

Office Depot, Inc.	Office Depot, OfficeMax	21	428	1.5%	6,104	1.3%	14.26

Pier 1 Imports, Inc.		30	307	1.1%	6,015	1.3%	19.59

Publix Super Markets Inc.		12	511	1.8%	5,405	1.2%	10.58

Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Golf Galaxy, Field & Stream	10	495	1.7%	5,348	1.2%	10.80

Ascena Retail Group Inc.	Catherine's, Dress Barn, Justice, Lane Bryant, Maurices	46	250	0.9%	5,043	1.1%	20.17

The Gap Inc.	Old Navy, Banana Republic, The Gap, Gap Factory Store	25	344	1.2%	5,032	1.1%	14.63

Staples, Inc.		14	301	1.0%	4,905	1.1%	16.30

Wal-Mart Stores, Inc.	Wal-Mart, Sam's Club	5	761	2.6%	4,780	1.0%	6.28
Total Top Retail Tenants		430	12,083	41.4%	$159,360	34.8%	$13.19

1st Quarter 2015 Supplemental Information	15

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in our retail operating portfolio including our pro rata share of unconsolidated joint ventures as of March 31, 2015 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q1 2015	139	765	$16.80	$15.69	7.07%	5.87	$14.35
Q4 2014	139	732	$18.91	$18.54	2.00%	5.12	$11.77
Q3 2014	188	1,200	$15.31	$14.66	4.43%	5.88	$5.56
Q2 2014	180	958	$15.12	$14.27	5.96%	5.14	$5.93
Total - 12 months	646	3,655	$16.10	$15.35	4.89%	5.54	$8.74

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q1 2015	89	488	$16.99	$16.17	5.07%	4.60	$0.94
Q4 2014	82	363	$18.86	$18.47	2.11%	4.03	$0.45
Q3 2014	122	938	$15.12	$14.55	3.92%	5.53	$1.34
Q2 2014	119	728	$14.46	$13.71	5.47%	4.80	$0.34
Total - 12 months	412	2,517	$15.83	$15.19	4.21%	4.88	$0.84

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q1 2015	13	76	$15.56	$12.59	23.59%	7.95	$26.10
Q4 2014	14	53	$19.29	$19.00	1.53%	8.25	$29.59
Q3 2014	16	64	$18.02	$16.27	10.76%	8.66	$26.62
Q2 2014	17	47	$25.20	$22.85	10.28%	7.42	$28.68
Total - 12 months	60	240	$18.94	$17.01	11.35%	8.06	$27.52

Non-Comparable New and Renewal Leases (b)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q1 2015	37	201	$18.36	n/a	n/a	8.08	$42.39
Q4 2014	43	316	$12.20	n/a	n/a	6.21	$21.80
Q3 2014	50	198	$20.29	n/a	n/a	6.32	$18.70
Q2 2014	44	183	$17.82	n/a	n/a	5.39	$22.24
Total - 12 months	174	898	$16.51	n/a	n/a	6.52	$25.82

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Includes leases signed on units that were vacant for over 12 months, leases signed without fixed rental payments and leases signed where the previous and the current lease do not have a consistent lease structure.

1st Quarter 2015 Supplemental Information	16

Retail Properties of America, Inc.
Retail Lease Expirations as of March 31, 2015
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of March 31, 2015, of lease expirations scheduled to occur during the remainder of 2015 and each of the nine calendar years from 2016 to 2024 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in our retail operating portfolio. The following tables are based on leases commenced as of March 31, 2015. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2015	240	1,044	3.6%	3.4%	$17,041	3.8%	$16.32	$17,148	$16.43
2016	451	2,336	8.1%	7.5%	43,434	9.5%	18.59	43,575	18.65
2017	446	2,896	9.9%	9.3%	45,375	10.0%	15.67	46,179	15.95
2018	482	3,261	11.2%	10.4%	56,707	12.4%	17.39	58,432	17.92
2019	558	4,731	16.3%	15.0%	80,119	17.4%	16.93	82,173	17.37
2020	318	3,416	11.7%	10.9%	48,135	10.6%	14.09	50,231	14.70
2021	111	1,706	5.9%	5.4%	25,055	5.5%	14.69	26,981	15.82
2022	103	2,058	7.0%	6.6%	28,076	6.1%	13.64	30,243	14.70
2023	108	1,750	6.0%	5.6%	27,032	5.9%	15.45	28,995	16.57
2024	159	2,301	7.9%	7.4%	33,459	7.4%	14.54	36,164	15.72
Thereafter	121	3,520	12.1%	11.2%	50,742	11.1%	14.42	57,623	16.37
Month to month	38	82	0.3%	0.3%	1,493	0.3%	18.21	1,493	18.21
Leased Total	3,135	29,101	100.0%	93.0%	$456,668	100.0%	$15.70	$479,237	$16.47

Leases signed but not commenced	58	471	—	1.5%	$7,444	—	$15.80	$8,040	$17.07
Available		1,705	—	5.5%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for our retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2015	16	456	1.6%	1.5%	$4,933	1.1%	$10.82	$4,933	$10.82
2016	55	1,211	4.2%	3.9%	17,109	3.7%	14.13	17,115	14.13
2017	57	1,815	6.2%	5.8%	18,595	4.1%	10.25	18,640	10.27
2018	71	2,015	6.9%	6.4%	25,589	5.6%	12.70	25,899	12.85
2019	124	3,436	11.8%	10.9%	48,084	10.4%	13.99	48,399	14.09
2020	96	2,646	9.1%	8.5%	30,385	6.7%	11.48	30,943	11.69
2021	44	1,423	4.9%	4.5%	18,975	4.2%	13.33	20,227	14.21
2022	51	1,840	6.3%	5.9%	22,581	4.9%	12.27	23,873	12.97
2023	46	1,505	5.2%	4.8%	21,088	4.6%	14.01	22,247	14.78
2024	62	1,963	6.7%	6.3%	23,579	5.2%	12.01	24,766	12.62
Thereafter	63	3,291	11.3%	10.5%	43,446	9.5%	13.20	48,799	14.83
Month to month	—	—	—%	—%	—	—%	—	—	—
Leased Total	685	21,601	74.2%	69.0%	$274,364	60.0%	$12.70	$285,841	$13.23

Leases signed but not commenced	12	302	—	0.9%	$3,178	—	$10.52	$3,322	$11.00
Available		524	—	1.7%

Non-Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2015	224	588	2.0%	1.9%	$12,108	2.7%	$20.59	$12,215	$20.77
2016	396	1,125	3.9%	3.6%	26,325	5.8%	23.40	26,460	23.52
2017	389	1,081	3.7%	3.5%	26,780	5.9%	24.77	27,539	25.48
2018	411	1,246	4.3%	4.0%	31,118	6.8%	24.97	32,533	26.11
2019	434	1,295	4.5%	4.1%	32,035	7.0%	24.74	33,774	26.08
2020	222	770	2.6%	2.4%	17,750	3.9%	23.05	19,288	25.05
2021	67	283	1.0%	0.9%	6,080	1.3%	21.48	6,754	23.87
2022	52	218	0.7%	0.7%	5,495	1.2%	25.21	6,370	29.22
2023	62	245	0.8%	0.8%	5,944	1.3%	24.26	6,748	27.54
2024	97	338	1.2%	1.1%	9,880	2.2%	29.23	11,398	33.72
Thereafter	58	229	0.8%	0.7%	7,296	1.6%	31.86	8,824	38.53
Month to month	38	82	0.3%	0.3%	1,493	0.3%	18.21	1,493	18.21
Leased Total	2,450	7,500	25.8%	24.0%	$182,304	40.0%	$24.31	$193,396	$25.79

Leases signed but not commenced	46	169	—	0.6%	$4,266	—	$25.24	$4,718	$27.92
Available		1,181	—	3.8%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

1st Quarter 2015 Supplemental Information	17

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Funds From Operations (FFO)
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which we hold an interest. We have adopted the NAREIT definition in our computation of FFO. Management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other real estate investment trusts (REITs). We believe that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. FFO does not represent an alternative to "Net Income" as an indicator of our performance or "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends.
Operating FFO
Operating FFO is defined as FFO excluding the impact of discrete non-operating transactions and other events which we do not consider representative of the comparable operating results of our core business platform, our real estate operating portfolio. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, actual or anticipated settlement of litigation involving the Company, and impairment charges to write down the carrying value of assets other than depreciable real estate, which are otherwise excluded from our calculation of FFO. We believe that Operating FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO does not represent an alternative to "Net Income" as an indicator of our performance or "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends. Further, comparison of our presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
We define Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). We believe that NOI is a useful measure of our operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that NOI provides an operating perspective not immediately apparent from GAAP operating income or net income attributable to common shareholders. We use NOI to evaluate our performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, this measure should only be used as an alternative measure of our financial performance.
Same Store NOI and NOI from Other Investment Properties
Same Store NOI represents NOI from our same store portfolio consisting of 201 operating properties acquired or placed in service and stabilized prior to January 1, 2014. NOI from Other Investment Properties represents NOI primarily from properties acquired during 2014 and 2015, our development properties, two properties where we have begun activities in anticipation of future redevelopment, one property that was impaired below its debt balance during 2014, the investment properties that were sold or held for sale in 2014 and 2015 that did not qualify for discontinued operations treatment and the historical ground rent expense related to an existing same store property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during 2014. In addition, the financial results reported in "Other investment properties" for the three months ended March 31, 2015 include the net income from our wholly-owned captive insurance company, which was formed on December 1, 2014, and the financial results reported in "Other investment properties" for the three months ended March 31, 2014 include the historical intercompany expense elimination related to our former insurance captive unconsolidated joint venture investment, in which we terminated our participation effective December 1, 2014. For the three months ended March 31, 2014, the historical captive insurance expense related to our portfolio was recorded in equity in loss of unconsolidated joint ventures, net. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. We believe that Same Store NOI and NOI from Other Investment Properties are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from operating income or net income attributable to common shareholders as defined within GAAP. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as alternative measures of our financial performance.

1st Quarter 2015 Supplemental Information	18

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Adjusted EBITDA
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.

1st Quarter 2015 Supplemental Information	19

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to NOI

	Three Months Ended March 31,
	2015	2014
Operating revenues:
Same store investment properties (201 properties):
Rental income	$104,691	$101,634
Tenant recovery income	26,891	26,268
Other property income	1,041	839
Other investment properties:
Rental income	13,823	13,600
Tenant recovery income	4,409	3,480
Other property income	934	943
Operating expenses:
Same store investment properties (201 properties):
Property operating expenses	(20,318)	(21,983)
Real estate taxes	(17,726)	(16,564)
Other investment properties:
Property operating expenses	(4,583)	(3,636)
Real estate taxes	(2,784)	(1,850)

NOI from continuing operations:
Same store investment properties	94,579	90,194
Other investment properties	11,799	12,537
Total NOI from continuing operations	106,378	102,731

Other income (expense):
Straight-line rental income, net	1,012	1,943
Amortization of acquired above and below market lease intangibles, net	451	512
Amortization of lease inducements	(189)	(158)
Lease termination fees	134	105
Straight-line ground rent expense	(934)	(1,022)
Amortization of acquired ground lease intangibles	140	140
Depreciation and amortization	(54,676)	(53,830)
Provision for impairment of investment properties	—	(394)
General and administrative expenses	(10,992)	(8,450)
Gain on extinguishment of other liabilities	—	4,258
Equity in loss of unconsolidated joint ventures, net	—	(778)
Interest expense	(34,045)	(31,863)
Other income, net	1,225	427
Total other expense	(97,874)	(89,110)

Income from continuing operations	8,504	13,621

Discontinued operations:
Loss, net	—	(148)
Gain on sales of investment properties	—	655
Income from discontinued operations	—	507
Gain on sales of investment properties	4,572	—
Net income	13,076	14,128
Net income attributable to the Company	13,076	14,128
Preferred stock dividends	(2,362)	(2,362)
Net income attributable to common shareholders	$10,714	$11,766

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	March 31, 2015	December 31, 2014

Net income attributable to common shareholders	$10,714	$23,502
Preferred stock dividends	2,362	2,363
Interest expense	34,045	32,743
Depreciation and amortization	54,676	52,385
Gain on sales of investment properties	(4,572)	(26,501)
Provision for impairment of investment properties	—	11,825
Adjusted EBITDA	$97,225	$96,317
Annualized	$388,900	$385,268

1st Quarter 2015 Supplemental Information	20